CONTACTS: John Ambler Vice President Corporate Communications T - (412) 433-2407 E - joambler@uss.com	Kevin Lewis Vice President Investor Relations T - (412) 433-6935 E - KLewis@uss.com	NEWS RELEASE

FOR IMMEDIATE RELEASE:

UNITED STATES STEEL CORPORATION REPORTS FOURTH QUARTER AND FULL-YEAR 2021 RESULTS

•Fourth quarter 2021 net earnings of $1.069 billion, or $3.75 per diluted share; full-year 2021 net earnings of $4.174 billion, or $14.88 per diluted share.
•Fourth quarter 2021 adjusted net earnings of $1.038 billion, or $3.64 per diluted share; full-year 2021 adjusted net earnings of $3.780 billion, or $13.48 per diluted share.
•Fourth quarter 2021 adjusted EBITDA of $1.728 billion; full-year 2021 adjusted EBITDA of $5.592 billion.
•Liquidity of $4.971 billion, including cash of $2.522 billion.

PITTSBURGH, January 27, 2022 – United States Steel Corporation (NYSE: X) reported fourth quarter 2021 net earnings of $1.069 billion, or $3.75 per diluted share. Adjusted net earnings was $1.038 billion, or $3.64 per diluted share. This compares to fourth quarter 2020 net earnings of $49 million, or $0.22 per diluted share. Adjusted net loss for the fourth quarter 2020 was $60 million, or $0.27 per diluted share.
Full-year 2021 net earnings was $4.174 billion, or $14.88 per diluted share. Adjusted net earnings was $3.780 billion, or $13.48 per diluted share. This compares to full-year 2020 net loss of $1.165 billion, or $5.92 per diluted share. Adjusted net loss for 2020 were $920 million, or $4.67 per diluted share.

©2022 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

News Release
2

Earnings Highlights

	Quarter Ended		Year Ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2021	2020	2021	2020
Net Sales	$5,622	$2,562	$20,275	$9,741
Segment earnings (loss) before interest and income taxes
Flat-Rolled	$890	$(73)	$2,630	$(596)
Mini Mill (a)	366	—	1,206	—
U. S. Steel Europe	269	36	975	9
Tubular (b)	30	(32)	1	(179)
Other	(31)	(6)	(11)	(39)
Total segment earnings (loss) before interest and income taxes	$1,524	$(75)	$4,801	$(805)
Other items not allocated to segments	(379)	118	145	(270)
Earnings (loss) before interest and income taxes	$1,145	$43	$4,946	$(1,075)
Net interest and other financial costs	130	88	602	232
Income tax (benefit) expense	(54)	(94)	170	(142)
Net earnings (loss)	$1,069	$49	$4,174	$(1,165)
Earnings (loss) per diluted share	$3.75	$0.22	$14.88	$(5.92)

Adjusted net earnings (loss) (c)	$1,038	$(60)	$3,780	$(920)
Adjusted net earnings (loss) per diluted share (c)	$3.64	$(0.27)	$13.48	$(4.67)
Adjusted earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) (c)	$1,728	$87	$5,592	$(162)
(a) Mini Mill segment, added after January 15, 2021 with the purchase of the remaining equity interest in Big River Steel, does not include the electric arc furnace (EAF) at our Fairfield Tubular Operations in Fairfield, Alabama.

(b) The Fairfield EAF is included in the Tubular segment.
(c) Please refer to the non-GAAP Financial Measures section of this document for the reconciliation of these amounts.

“2021 was a year of records and we delivered with record earnings and free cash flow and record safety, environmental, quality, and reliability performance,” commented U. S. Steel President and CEO David B. Burritt. “We enter 2022 from a position of strength and are relentlessly focused on continuing our disciplined approach to creating stockholder value. Our balance sheet has been transformed, record cash significantly de-risks strategy execution, and our capital allocation priorities have enhanced direct stockholder returns. We are a fundamentally different company from a year ago and expect 2022 to be another strong year.”
Commenting on the Company's Best for AllSM strategy, Burritt continued, “Through our Best for All customer-centric strategy, U. S. Steel continues to gain market share with our clear competitive advantages: low-cost iron ore, mini mill steelmaking, and best-in-class finishing capabilities. 2022 will be another year of strategic progress and upon completion, our announced strategic investments will deliver approximately $850 million of incremental through-cycle earnings power with winning customer solutions while reducing our capital and carbon intensity. We are becoming a better, not bigger company as we continue to innovate and develop the next generation of our sustainable steel solutions for our people and our planet."

©2022 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

News Release
3
Capital Allocation Update:
During the fourth quarter 2021, the Company repurchased $150 million of its common stock under the $300 million stock buyback authorization announced in October 2021. In addition, the Board of Directors has authorized a new $500 million stock repurchase program to commence in the first quarter 2022 under which the Company’s outstanding common stock may be repurchased from time to time at the discretion of management.
“We have never been more confident in our Best for All strategy,” concluded Burritt, “as we reward stockholders with a new $500 million stock buyback authorization as part of a balanced capital allocation approach. This is in addition to our previously announced $300 million authorization and our continued $0.05 per share quarterly dividend. We look forward to another year of progress for investors, customers, employees, and the communities where we live and work.”
*****
    The Company will conduct a conference call on the fourth quarter and full-year 2021 earnings on Friday, January 28, 2022, at 8:30 a.m. Eastern Standard. To listen to the webcast of the conference call and to access the Company's slide presentation, visit the U. S. Steel website, www.ussteel.com, and click on the “Investors” section. Replays of the conference call will be available on the website after 10:30 a.m. on January 28.

©2022 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

News Release

UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
OPERATING STATISTICS
Average realized price: ($/net ton unless otherwise noted) (a)
Flat-Rolled	1,432	731	1,172	718
Mini Mill (b)	1,490	—	1,314	—
U. S. Steel Europe	1,075	652	966	626
U. S. Steel Europe (€/net ton)	940	547	816	549
Tubular	1,968	1,267	1,696	1,271
Steel shipments (thousands of net tons): (a)
Flat-Rolled	2,032	2,257	9,018	8,711
Mini Mill (b)	559	—	2,230	—
U. S. Steel Europe	1,028	840	4,302	3,041
Tubular	127	74	444	464
Total Steel Shipments	3,746	3,171	15,994	12,216

Intersegment steel (unless otherwise noted) shipments (thousands of net tons):
Flat-Rolled to Tubular	—	—	—	101
Flat-Rolled to U. S. Steel Europe (iron ore pellets and fines)	—	506	439	1,418
Mini Mill (b) to Flat-Rolled	88	—	388	—
Raw steel production (thousands of net tons):
Flat-Rolled	2,181	2,490	9,881	9,313
Mini Mill (b)	681	—	2,688	—
U. S. Steel Europe	1,181	966	4,931	3,366
Tubular (c)	140	16	464	16
Raw steel capability utilization:(d)
Flat-Rolled	51%	58%	58%	55%
Mini Mill (b)	82%	—%	81%	—%
U. S. Steel Europe	94%	77%	99%	67%
Tubular	62%	7%	52%	7%

CAPITAL EXPENDITURES (dollars in millions)
Flat-Rolled	150	93	422	484
Mini Mill (b) (e)	229	—	331	—
U. S. Steel Europe	18	15	57	79
Tubular	5	26	51	159
Other	1	—	2	3
Total	$403	$134	$863	$725
(a) Excludes intersegment shipments.
(b) Mini Mill segment added after January 15, 2021 with purchase of the remaining equity interest in Big River Steel.
(c) Tubular segment raw steel added in October 2020 with the start-up of the new electric arc furnace.
(d) Based on annual raw steel production capability of 17.0 million net tons for Flat-Rolled, 3.3 million for Mini Mill, 5.0 million net tons for U. S. Steel Europe and 0.9 million net tons for Tubular.

(e) Includes Mini Mill #2 capital expenditures of $144 million for the three and twelve months ended December 31, 2021.

©2022 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

News Release

UNITED STATES STEEL CORPORATION
CONDENSED STATEMENT OF OPERATIONS (Unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2021	2020	2021	2020
NET SALES	$5,622	$2,562	$20,275	$9,741

Operating expenses (income):
Cost of sales (excludes items shown below)	3,900	2,381	14,533	9,555
Selling, general and administrative expenses	110	78	426	277
Depreciation, depletion and amortization	204	162	791	643
(Earnings) Loss from investees	(64)	39	(170)	117
Gain on sale of Transtar	—	—	(506)	—
Asset impairment charges	245	—	273	263
Gain on equity investee transactions	—	—	(111)	(31)
Restructuring and other charges	91	8	128	138
Net losses (gains) on sale of assets	1	(147)	(7)	(149)
Other (gains) losses, net	(10)	(2)	(28)	3
Total operating expenses	4,477	2,519	15,329	10,816

EARNINGS (LOSS) BEFORE INTEREST AND INCOME TAXES	1,145	43	4,946	(1,075)
Net interest and other financial costs	130	88	602	232

EARNINGS (LOSS) BEFORE INCOME TAXES	1,015	(45)	4,344	(1,307)
Income tax (benefit) expense	(54)	(94)	170	(142)

Net earnings (loss)	1,069	49	4,174	(1,165)
Less: Net earnings (loss) attributable to noncontrolling interests	—	—	—	—
NET EARNINGS (LOSS) ATTRIBUTABLE TO UNITED STATES STEEL CORPORATION	$1,069	$49	$4,174	$(1,165)

COMMON STOCK DATA:
Net earnings (loss) per share attributable to
United States Steel Corporation stockholders:
Basic	$3.97	$0.22	$15.77	$(5.92)
Diluted	$3.75	$0.22	$14.88	$(5.92)
Weighted average shares, in thousands
Basic	268,995	220,412	264,667	196,721
Diluted	285,321	223,781	280,444	196,721
Dividends paid per common share	$0.05	$0.01	$0.08	$0.04

©2022 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

News Release

UNITED STATES STEEL CORPORATION
CONDENSED CASH FLOW STATEMENT (Unaudited)
	Year Ended December 31,
(Dollars in millions)	2021	2020
Cash provided by operating activities:
Net earnings (loss)	$4,174	$(1,165)
Depreciation, depletion and amortization	791	643
Gain on sale of Transtar	(506)	—
Asset impairment charges	273	263
Gain on equity investee transactions	(111)	(31)
Restructuring and other charges	128	138
Loss on debt extinguishment	292	—
Pensions and other post-employment benefits	15	(21)
Deferred income taxes	(52)	(130)
Net gain on sale of assets	(7)	(149)
Working capital changes	(849)	575
Income taxes receivable/payable	161	20
Other operating activities	(219)	(5)
Total	4,090	138

Cash used in investing activities:
Capital expenditures	(863)	(725)
Acquisition of Big River Steel, net of cash acquired	(625)	—
Investment in Big River Steel	—	(9)
Proceeds from sale of Transtar	627	—
Proceeds from sale of assets	26	167
Proceeds from sale of ownership interests in equity investees	—	8
Other investing activities	(5)	(4)
Total	(840)	(563)

Cash provided by (used in) financing activities:
Issuance of short-term debt, net of financing costs	—	240
Repayment of short-term debt	(180)	(70)
Revolving credit facilities - borrowings, net of financing costs	50	1,402
Revolving credit facilities - repayments	(911)	(1,621)
Issuance of long-term debt, net of financing costs	864	1,148
Repayment of long-term debt	(3,183)	(13)
Proceeds from public offering of common stock	790	410
Proceed from Stelco Option Agreement	—	94
Common stock repurchased	(150)	—
Other financing activities	(27)	(9)
Total	(2,747)	1,581

Effect of exchange rate changes on cash	(21)	23

Net increase in cash, cash equivalents and restricted cash	482	1,179
Cash, cash equivalents and restricted cash at beginning of the year	2,118	939

Cash, cash equivalents and restricted cash at end of the year	$2,600	$2,118

©2022 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

News Release

UNITED STATES STEEL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)

	December 31,	December 31,
(Dollars in millions)	2021	2020
Cash and cash equivalents	$2,522	$1,985
Receivables, net	2,089	994
Inventories	2,210	1,402
Other current assets	331	51
Total current assets	7,152	4,432
Operating lease assets	185	214
Property, plant and equipment, net	7,254	5,444
Investments and long-term receivables, net	694	1,177
Intangible, net	519	129
Goodwill	920	4
Other noncurrent assets	1,092	659

Total assets	$17,816	$12,059

Accounts payable and other accrued liabilities	2,908	1,884
Payroll and benefits payable	425	308
Short-term debt and current maturities of long-term debt	28	192
Other current liabilities	491	272
Total current liabilities	3,852	2,656
Noncurrent operating lease liabilities	136	163
Long-term debt, less unamortized discount and debt issuance costs	3,863	4,695
Employee benefits	235	322
Other long-term liabilities	627	344
United States Steel Corporation stockholders' equity	9,010	3,786
Noncontrolling interests	93	93

Total liabilities and stockholders' equity	$17,816	$12,059

©2022 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

News Release

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED NET EARNINGS (LOSS)
	Three Months Ended				Twelve Months Ended
(in millions of dollars)	2021		2020		2021		2020
Net earnings (loss) and diluted net earnings (loss) per share attributable to United States Steel Corporation, as reported	$1,069	$3.75	$49	$0.22	$4,174	$14.88	$(1,165)	$(5.92)
Debt extinguishment	10		18		291		18
Restructuring and other charges	91		8		128		131
Asset impairment charges	245		—		273		287
Big River Steel - acquisition-related items (a)	(1)		11		35		11
Losses (gains) on assets sold & previously held investments (b)	1		(144)		(118)		(209)
Gain on sale of Transtar	—		—		(506)		—
Net reversal of tax valuation allowance (c)	(513)		—		(633)		—
Pension de-risking	93		—		93		—
Environmental remediation charge	43		—		43		—
Other items	—		(2)		—		7
Adjusted net earnings (loss) and diluted net earnings (loss) per share attributable to United States Steel Corporation	$1,038	$3.64	$(60)	$(0.27)	$3,780	$13.48	$(920)	$(4.67)
Weighted average diluted ordinary shares outstanding, in millions	285.3		223.8		280.4		196.7
(a)	The year ended December 31, 2021 includes the amortization of the step-up to fair value for acquired inventory ($24 million), acquisition-related costs ($9 million), and a net loss of $2 million related to unrealized mark-to-market movement from acquired derivatives.
(b)	The three months ended December 31, 2020 primarily consists of a gain of $145 million from the sale of property at the Fairless facility. The year ended December 31, 2021 consists of a gain of $111 million on the previously held investment in Big River Steel, a gain of $15 million for the sale of property, partially offset by a loss of $8 million on the sale of a subsidiary of USSE. The year ended December 31, 2020 consists of a gain of $145 million from the sale of property at the Fairless facility, a net gain of $39 million from the earnings impact of the change in fair value of options related to our previous 49.9% ownership interest in Big River Steel and the recognition of the contingent forward for the exercise of the call option to purchase the remaining interest in Big River Steel, and a gain of $25 million from the previously held investment in UPI.
(c)	The $513 million and $633 million adjustments recorded in the three and twelve months ended December 31, 2021, respectively, were related to partial reversals of the tax valuation allowance recorded against the Company's net domestic deferred tax asset as a result of the Company's three-year cumulative income position and a change in the projections of income in future years. The adjustment of $513 million for the three months ended December 31, 2021 includes the reversals of the valuation allowance due to the finalization of current year earnings.

©2022 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

News Release

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
	Quarter Ended		Year Ended
	December 31,		December 31,
(Dollars in millions)	2021	2020	2021	2020
Net earnings (loss) attributable to United States Steel Corporation	1,069	49	4,174	(1,165)
Income tax (benefit) provision	(54)	(94)	170	(142)
Net interest and other financial costs	130	88	602	232
Depreciation, depletion and amortization expense	204	162	791	643
EBITDA	1,349	205	5,737	(432)
Restructuring and other charges	91	8	128	138
Asset impairment charges	245	—	273	287
Big River Steel - acquisition-related items	(1)	3	35	3
Losses (gains) on assets sold & previously held investments	1	(145)	(118)	(170)
Gain on sale of Transtar	—	—	(506)	—
Environmental remediation charge	43	—	43	—
Other Items	—	16	—	12
Adjusted EBITDA	$1,728	$87	$5,592	$(162)

©2022 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

News Release
    We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies.
Adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share are non-GAAP measures that exclude the effects of items that include: debt extinguishment, restructuring and other charges, asset impairment charges, Big River Steel - acquisition-related items, losses (gains) on assets sold & previously held investments, gain on sale of Transtar, net reversal of tax valuation allowance, pension de-risking, environmental remediation charge and other items (Adjustment Items). Adjusted EBITDA is also a non-GAAP measure that excludes the effects of certain Adjustment Items. We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA to enhance the understanding of our ongoing operating performance and established trends affecting our core operations by excluding the effects of events that can obscure underlying trends. U. S. Steel's management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA as alternative measures of operating performance and not alternative measures of the Company's liquidity. U. S. Steel’s management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA provides insight into management’s view and assessment of the Company’s ongoing operating performance because management does not consider the adjusting items when evaluating the Company’s financial performance. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA should not be considered a substitute for net earnings (loss), earnings (loss) per diluted share or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies. A condensed consolidated statement of operations (unaudited), condensed consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.

©2022 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation

News Release
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
    This release contains information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “will,” “may,” and similar expressions or by using future dates in connection with any discussion of, among other things, financial performance, the construction or operation of new and existing facilities, the timing, size and form of stock repurchase transactions, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings, potential capital and operational cash improvements, changes in global supply and demand conditions and prices for our products, international trade duties and other aspects of international trade policy, the integration of Big River Steel in our existing business, business strategies related to the combined business and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual report on Form 10-K for the year ended December 31, 2020 and those described from time to time in our future reports filed with the Securities and Exchange Commission.
References to "we," "us," "our," the "Company," and "U. S. Steel," refer to United States Steel Corporation and its consolidated subsidiaries, references to “Big River Steel” refer to Big River Steel Holdings LLC and its direct and indirect subsidiaries unless otherwise indicated by the context, and “Transtar” refers to Transtar LLC and its direct and indirect subsidiaries unless otherwise indicated by the context.
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2022-004
Founded in 1901, United States Steel Corporation is a leading steel producer. With an unwavering focus on safety, the company’s customer-centric Best for AllSM strategy is advancing a more secure, sustainable future for U. S. Steel and its stakeholders. With a renewed emphasis on innovation, U. S. Steel serves the automotive, construction, appliance, energy, containers, and packaging industries with high value-added steel products such as U. S. Steel’s proprietary XG3™ advanced high-strength steel. The company also maintains competitively advantaged iron ore production and has an annual raw steelmaking capability of 22.4 million net tons. U. S. Steel is headquartered in Pittsburgh, Pennsylvania, with world-class operations across the United States and in Central Europe. For more information, please visit www.ussteel.com.

©2022 U. S. Steel. All Rights Reserved www.ussteel.com United States Steel Corporation